Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2010 (All amounts in millions, except ASPs and headcount)

	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10

UNITS[1]	31.6	40.0	44.1	49.5	51.1
REVENUE	$1,592	$1,928	$2,208	$2,619	$2,641
AVERAGE SELLING PRICE[1]	$50	$48	$49	$52	$51
GROSS MARGIN %	15.9%	19.2%	23.3%	26.2%	25.2%

REVENUE BY CHANNEL
OEM	48%	54%	52%	48%	49%
DISTRIBUTORS	30%	29%	31%	30%	33%
RETAIL	22%	17%	17%	22%	18%

REVENUE BY GEOGRAPHY
AMERICAS	26%	24%	22%	25%	24%
EUROPE	28%	22%	22%	25%	24%
ASIA	46%	54%	56%	50%	52%

REVENUE CONCENTRATION
10 LARGEST CUSTOMERS	47%	52%	56%	55%	51%

WORLDWIDE HEADCOUNT	43,898	45,991	52,208	55,128	61,803

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$355	$349	$434	$557	$588
CAPITAL EXPENDITURES	$106	$111	$176	$199	$177
DEPRECIATION AND AMORTIZATION	$119	$122	$121	$126	$128
DAYS SALES OUTSTANDING	47	47	47	47	43
DAYS PAYABLES OUTSTANDING	68	69	72	71	69

INVENTORY METRICS
RAW MATERIALS	$104	$97	$96	$102	$115
WORK IN PROCESS	152	154	173	212	254
FINISHED GOODS	129	125	126	139	138

TOTAL INVENTORY, NET	$385	$376	$395	$453	$507
INVENTORY TURNS	14	15	17	17	16

[1]	Based on sales of hard drive units only (excludes SSD, WD TV Media Player, and media/substrates)